                                                                    EXHIBIT 23.1

            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors
Pacific Biometrics, Inc.:

We have issued our report dated September 10, 2004, accompanying the consolidated financial statements included in the Annual Report of Pacific Biometrics, Inc. on Form 10-KSB for the years ended June 30, 2004 and 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Pacific Biometrics, Inc. on Form S-8 (File No. 333-23497).

/s/ Grant Thornton LLP

Seattle, Washington
September 10, 2004